EXHIBIT EX-99.j








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   As the independent registered public accounting firm, we hereby consent to the use of our report dated August 14, 2008, on the financial statements of World Funds Trust as of July 28, 2008 and to all references to our firm included in the prospectus and Statement of Additional Information in this Pre-Effective Amendment to World Funds Trust's Registration Statement on Form N-1A.




   Cohen Fund Audit Services, Ltd.
   Westlake, Ohio
   August 14, 2008